EXHIBIT 10.15

                             CHARMING SHOPPES, INC.
                       2004 STOCK AWARD AND INCENTIVE PLAN
                             STOCK OPTION AGREEMENT

     Agreement dated as of _________ , 200__ between CHARMING SHOPPES, INC. (the "Company") and __________________ (the "Employee").

     It is agreed as follows:

1. Grant of Option, Consideration and Employee Acknowledgments

     The Company hereby confirms the grant, under and pursuant to the Company's 2004 Stock Award and Incentive Plan (the "Plan"), to the Employee on _____________ of a nonqualified stock option to purchase up to ____________ shares of the Company's common stock, par value $.10 per share (the "Shares"), at an exercise price of $_________ per share (the "Option"). The Option granted hereunder is not intended to constitute an incentive stock option within the meaning of Section 422 of the Code.

     The Employee shall be required to pay no consideration for the grant of the Option except for his or her agreement to provide services to the Company prior to exercise and his or her agreement to abide by the terms set forth in the Plan, this Stock Option Agreement (the "Agreement"), and any Rules and Regulations under the Plan. The Employee acknowledges and agrees that (i) the Option is nontransferable, except as provided in Section 10 hereof and Section 10(b) of the Plan, (ii) the Option is subject to forfeiture in the event of Employee's termination of employment in certain circumstances, as specified in
Section 8 hereof, and (iii) sales of Shares will be subject to the Company's policies regulating trading by employees, including any applicable "blackout" or other designated periods in which sales of Shares are not permitted.

2. Incorporation of Plan by Reference

     The Option has been granted to the Employee under the Plan, a copy of which is attached hereto. All of the terms, conditions and other provisions of the Plan are hereby incorporated by reference into this Agreement . Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. Employee hereby accepts the grant of the Option , acknowledges receipt of the attached copy of the Plan, and agrees to be bound by all the terms and provisions hereof and thereof (as presently in effect or hereafter amended), and by all decisions and determinations of the Board or Committee under the Plan.

3. Date When Exercisable

     (a) This Option may not be exercised unless and only to the extent that it has become exercisable as specified in this Agreement. Subject to acceleration as provided in this Section 3, and Sections 7 and 8 below, limitations on exercisability imposed in Section 8 below, and all other terms and conditions of this Agreement, this Option shall become exercisable as follows: The Employee may purchase up to ________ of the total number of shares granted hereunder commencing ______ (___) year after the date of grant of this Option, an additional one-fourth commencing ___________ (___) years after the date of grant of this Option, an additional __________ commencing _______ (___) years after the date of grant of this Option, and the remaining shares granted hereunder commencing _________ (___) years after the date of grant of this Option. [to be completed in accordance with each individual grant] Except as otherwise specifically provided herein, the Option to purchase any and all Shares covered by this Agreement shall expire at 5:00 p.m. on the date _______ (__) years after the date of grant of this Option.




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               THE DATE OF GRANT OF THIS OPTION IS: _____________
                          GRANT NUMBER: _______________



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     (b) The number of Shares with respect to which the Option may be exercised shall be cumulative so that if, in any of the aforementioned periods, the full number of Shares shall not have been purchased, any such unpurchased Shares shall continue to be included in the number of Shares with respect to which this Option shall then be exercisable along with any other Shares as to which this Option may become exercisable in accordance with its terms.

     (c) The provisions contained in Section 3(a) above notwithstanding, the Committee may, in its sole discretion, at any time, upon written notice to the Employee, accelerate the vesting described in Section 3(a) so that the Option shall become immediately exercisable to the extent of all or any portion of the Shares covered hereunder. Acceleration pursuant to this Section 3(c) shall be separate and independent from any acceleration pursuant to Section 7 of this Agreement, and the provisions of Sections 3(d) and (e) shall not apply in the case of acceleration pursuant to Section 7 of this Agreement.

     (d) In the event that the acceleration described in Section 3(c) occurs prior to the time that all of the Options would have otherwise been exercisable in accordance with Section 3(a), in consideration of such acceleration, the Employee, if so requested by the Company at the time, agrees to hold and not dispose of that number of Shares covered by this Option for which this Option would not have been exercisable at the time of such acceleration, if such acceleration had not occurred, and further agrees to dispose of such Shares only at such time and to the extent of that number of Shares for which this Option would have been exercisable in accordance with the schedule set forth in Section 3(a) as if the acceleration had not occurred. In addition, if the Employee's employment with the Company or any of its subsidiaries shall be voluntarily terminated (other than for a temporary leave of absence approved by the Company or Retirement as defined below ) prior to a Change of Control and prior to the expiration of three (3) years after the date of grant of this Option, the Employee shall be obligated, at the Company's option exercisable within 60 days after termination of the Employee's employment, to sell to the Company any Shares theretofore acquired by the Employee upon exercise of this Option at a price which is equal to the price that the Employee paid for such Shares, but only to the extent that the Option would not have been exercisable at the date of termination of employment in accordance with Section 3(a) were it not for the acceleration provided for herein.

     (e) The Employee acknowledges that the certificates representing those Shares received upon exercise of the Option at a time the Option would not otherwise have been exercisable but for an acceleration pursuant to Section 3(c) may bear an appropriate legend giving notice of the foregoing restrictions, including the restriction on transfer of the Shares.

4. Method of Exercise

     The Option may be exercised as to any part of the Shares which may then be purchased by delivery to and receipt by the Secretary of the Company at 450 Winks Lane, Bensalem, Pennsylvania 19020, of a written notice, signed by the Employee, specifying the number of Shares which the Employee wishes to purchase, accompanied by either (1) payment in full of the exercise price therefor in accordance with Section 5, or (2) a commitment, approved by the Committee in advance, in which the Employee irrevocably instructs any registered broker or dealer designated by the Committee (a "Designated Broker") to make a cash payment of the exercise price and any required withholding taxes from the proceeds of the Employee's market sale of the underlying shares on the T+3 settlement date of the sale. Simultaneous with or as soon as practicable after the receipt of such payment, the Company shall deliver to the Employee a stock certificate for the Shares so purchased, with any requisite legend affixed. Such exercise may include instructions to the Company to deliver Shares due upon exercise of the Option to a Designated Broker in lieu of delivery to the Employee. Such instructions must designate the account into which the Shares are to be deposited. The method of exercise and related matters governed by Sections 4 and 5 shall be subject to Rules and Regulations adopted by the Committee and in effect at the time the Employee's notice of exercise is received by the Company; such Rules and Regulations may vary from or limit the procedures specified in this Section 4 and 5 , and may specify other methods of exercise.



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5. Payment of Exercise Price

     The exercise price of the Option shall be payable in cash or by certified or bank cashier's check, provided, however, that, in lieu of payment in full in cash or by such check, the exercise price may, with the approval of the Committee, upon written request of the Employee, be paid in full or in part by transfer to or withholding by the Company of that number of shares of the Company's common stock with an aggregate fair market value (determined in such manner as may be specified by the Committee) equal to the aggregate exercise price of that number of Shares for which the Option is being exercised or such lesser portion of the aggregate purchase price as may be specified by the Employee (in which case the balance must be paid in cash or by certified or bank cashier's check).

6. Tax Withholding

     Whenever Shares are to be delivered upon exercise of the Option, the Company shall be entitled to require as a condition of delivery that the Employee remit or, in appropriate cases, agree to remit when due an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto. Unless otherwise determined by the Committee, the Employee will be entitled to elect to have the Company withhold from the Shares to be delivered upon the exercise of the Option, or to elect to deliver to the Company from shares of the Company's common stock owned separately by the Employee, a sufficient number of such shares to satisfy the Employee's federal, state and local tax obligations relating to the Option exercise (and the Company's withholding obligations), to the extent, if any, permitted under Rules and Regulations adopted by the Committee and in effect at the time of the exercise of the Option. In such case, the Shares withheld or the shares surrendered will be valued at the fair market value, determined in such manner as may be specified by the Committee. The Committee may specify that an exercise in which the exercise price is paid as permitted under Section 5 shall be subject to automatic share withholding.

7. Change of Control Provisions

     (a) Acceleration of Exercisability. In the event of a Change of Control at a time that the Employee is employed by the Company or any of its subsidiaries, this Option shall become immediately and fully exercisable immediately prior to the occurrence of such Change of Control, and no restriction or limitation on the rights of the Employee set forth in Section 3 hereof (other than the stated expiration date) shall have any further force or effect.

     (b) Definitions of Certain Terms. For purposes of this Agreement, the following definitions shall apply:

          (1) "Beneficial Owner," "Beneficially Owns," and "Beneficial Ownership" shall have the meanings ascribed to such terms for purposes of
     Section 13(d) of the Exchange Act and the rules thereunder, except that, for purposes of this Section 7, "Beneficial Ownership" (and the related terms) shall include Voting Securities that a Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, options or otherwise, regardless of whether any such right is exercisable within 60 days of the date as of which Beneficial Ownership is to be determined.

          (2) "Change of Control" means and shall be deemed to have occurred if

               (i) any Person, other than the Company or a Related Party, acquires directly or indirectly the Beneficial Ownership of any Voting Security of the Company and immediately after such acquisition such Person has, directly or indirectly, the Beneficial Ownership of Voting Securities representing 20 percent or more of the total voting power of all the then-outstanding Voting Securities; or

               (ii) those individuals who as of _____________ constitute the Board or who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of

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          _____________ or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

               (iii)there is consummated a merger, consolidation, recapitalization or reorganization of the Company, a reverse stock split of outstanding Voting Securities, or an acquisition of securities or assets by the Company (a "Transaction"), other than a Transaction which would result in the holders of Voting Securities having at least 80 percent of the total voting power represented by the Voting Securities outstanding immediately prior thereto continuing to hold Voting Securities or voting securities of the surviving entity having at least 60 percent of the total voting power represented by the Voting Securities or the voting securities of such surviving entity outstanding immediately after such Transaction and in or as a result of which the voting rights of each Voting Security relative to the voting rights of all other Voting Securities are not altered; or

               (iv) there is implemented or consummated a plan of complete liquidation of the Company or sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in Related Parties owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction.

     (3) "Person" shall have the meaning ascribed for purposes of Section 13(d) of the Exchange Act and the rules thereunder.

     (4) "Related Party" means (i) a majority-owned subsidiary of the Company; or (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; or
(iii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of Voting Securities; or (iv) if, prior to any acquisition of a Voting Security which would result in any Person Beneficially Owning more than ten percent of any outstanding class of Voting Security and which would be required to be reported on a Schedule 13D or an amendment thereto, the Board approved the initial transaction giving rise to an increase in Beneficial Ownership in excess of ten percent and any subsequent transaction giving rise to any further increase in Beneficial Ownership; provided, however, that such Person has not, prior to obtaining Board approval of any such transaction, publicly announced an intention to take actions which, if consummated or successful (at a time such Person has not been deemed a "Related Party"), would constitute a Change of Control.

     (5) "Voting Securities" means any securities of the Company which carry the right to vote generally in the election of directors.


          8. Termination of Employment

     (a) This Option shall terminate and no longer be exercisable at the earlier of the scheduled expiration time of the Option, as set forth in Section 3(a) above, or the earliest time specified below at or following a termination of employment of the Employee; provided, however, that in the event of termination of the employment of the Employee, this Option shall be exercisable during the period, if any, between the occurrence of such termination and the time designated for the termination of this Option only to the extent indicated below:

          (1) at the time of involuntary termination of the Employee's employment with the Company or any of its subsidiaries for reasons of moral turpitude, at which time this Option shall immediately terminate; provided, however, that, the provisions of Section 3(a) notwithstanding, this Option may not be exercised during any period prior to a Change of Control during which the Company, having given notice to the Employee, is investigating a claim that the Employee has engaged in one or more acts of moral turpitude; or

          (2) at the time of voluntary or involuntary termination of the Employee's employment with the Company or any of its subsidiaries for any reason at any time prior to the expiration of one year after the


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     date of grant of this Option and prior to any Change of Control, other than by reason of the Employee's death or disability, at which time this Option shall immediately terminate; or

          (3) at the expiration of three months after the voluntary or, if for cause (other than for reasons of moral turpitude), the involuntary termination of the Employee's employment with the Company or any of its subsidiaries, in either case at any time (A) after the expiration of one year after the date of grant of this Option, except as may be otherwise provided in Section 8(a)(7) below, during which three-month period this Option shall be exercisable only to the extent that it was exercisable at the date of the Employee's termination of employment, or (B) after a Change of Control, except as may be otherwise provided in Section 8(a)(7) below, during which three-month period this Option shall be exercisable in full; or

          (4) at the expiration of one year after the involuntary termination of the Employee's employment, other than for reasons of cause, moral turpitude, death or disability, with the Company or any of its subsidiaries at any time (A) after the expiration of one year after the date of grant of this Option, except as may be otherwise provided in Section 8(a)(7) below, during which one-year period this Option shall be exercisable to purchase the greater of (i) a number of Shares determined pursuant to the Option Formula (as set forth in Section 8(e) below) and (ii) the number of Shares as to which this Option was exercisable at the date of the Employee's termination of employment, or (B) after a Change of Control, except as may be otherwise provided in Section 8(a)(7) below, during which one-year period this Option shall be exercisable in full; or

          (5) at the expiration of three years after the date this Option is scheduled to become exercisable in full under Section 3 above or three years after the termination of employment, whichever is the later (but in no event later than the scheduled expiration time of this Option), if the Employee's termination results from his retirement at age 62 or thereafter ("Retirement")or such longer or shorter period as may be provided in
     Section 8(a)(6) below, provided that (i) during the period between Retirement, as the case may be, and termination of the Option as specified in this Section 8(a)(5) (the "Exercisability Period"), this Option shall continue to be exercisable by the Employee at such times and to the same extent that it would have been exercisable had the Employee continued his employment throughout the Exercisability Period, except as may be otherwise provided in Section 8(a)(6) below, and (ii) the Option (whether or not then exercisable) will immediately terminate if, during the Exercisability Period, Employee (A) directly or indirectly owns any equity or proprietary interest in (except for ownership of shares in a publicly traded company not exceeding five percent of any class of outstanding securities), or is an employee, agent, director, advisor, or consultant to or for, any Competitor (as defined below) of the Company in the United States, whether on his or her own behalf or on behalf of any person, in the procuring, sale, marketing, promotion, or distribution of any product or product lines competitive with any product or product lines of the Company at the time of Employee's Retirement, or if Employee assists in, manages, or supervises any of the foregoing activities, or (B) undertakes any action to induce or cause any supplier to discontinue any part of its business with the Company, or (C) attempts to induce any merchant, buyer, or manager or higher level employee of the Company to terminate his or her employment with the Company, or (D) discloses confidential or proprietary information of the Company to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, or make use of any such information for his or her own purposes, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain except as required by law or pursuant to administrative or legal process. For purposes of this Agreement, "Competitor" shall mean at any time only a chain of retail stores with 50 or more store locations; provided, however, that the average square footage of the chain's stores is less than 15,000 square feet. As a condition to the continuation of the Option in the Exercisability Period under this Section 8(a)(5), Employee shall be required to enter into an agreement not to engage in the activities described above in this Section 8(a)(5) and containing other customary terms and conditions; or

          (6) at the expiration of one year after the Employee's death if the Employee dies while employed by the Company or any of its subsidiaries or dies during the Exercisability Period specified in Section 8(a)(5) above, during which one-year period this Option shall be exercisable in full; or

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          (7) at the expiration of one year after the Employee's death if the
     Employee dies during the three-month periods referred to in Sections 8(a)(3) or the one-year period referred to in Section 8(a)(4) above, during which one-year period this Option shall be exercisable to the same extent provided in Section 8(a)(3) or (4) above (whichever was applicable prior to the Employee's death); or

          (8) at the expiration of one year after the termination of the Employee's employment with the Company or any of its subsidiaries by reason of the Employee's permanent disability if the Employee becomes permanently disabled while employed by the Company or any of its subsidiaries, during which one-year period this Option shall be exercisable in full.

     (b) For purposes hereof, "cause" shall mean the Employee's chronic neglect, refusal or failure to fulfill his or her employment duties and responsibilities, other than for reasons of sickness, accident or other similar causes beyond the Employee's control. Such neglect, refusal or failure shall be determined in the sole and reasonable judgment of the Committee.

     (c) For purposes hereof, the existence of a "disability" shall be determined by, or in accordance with criteria and standards adopted by, the Committee.

     (d) For purposes hereof, "moral turpitude" shall mean the Employee's dishonesty or intentional wrongdoing committed against the Company, its agents or employees or otherwise in connection with his or her employment by the Company or conviction of a crime, whether or not in connection with employment, other than a traffic infraction or other minor violation. The Committee shall have the sole discretion to determine whether the Employee has committed an act of moral turpitude.

     (e) For purposes hereof, the "Option Formula" shall be the product of (i) the total number of Shares covered by this Option at the date of termination of employment times (ii) a fraction, the numerator of which shall be the lesser of _________ (__) or the number of full and partial years that the Employee has been employed by the Company or any of its subsidiaries between the date of grant of this Option and the date of termination of employment and the denominator of which shall be the number ________ (___).

     (f) Except as provided in Section 9, an Employee shall not be deemed to have terminated his employment for purposes of this Section 8 if his employment terminates with the Company but thereafter continues with one of the Company's subsidiaries or terminates with a subsidiary but thereafter continues with the Company or another subsidiary.


9. Change in Job Status

     Should the Employee's job classification change, and as a result of such change the Committee determines, in its sole discretion and prior to any Change of Control, that the Employee is no longer employed in a position which would enable him to contribute to the success of the Company on at least as great a level as that to which he was enabled by his prior job classification, then the Committee may deem the Employee's employment with the Company or its subsidiaries to have been terminated involuntarily (but not for cause or moral turpitude) in respect of all or a portion of this Option.

10. Limits on Transfer of Options; Beneficiaries

     No right or interest of a participant in this Option shall be pledged, encumbered or hypothecated to or in favor of any third party or shall be subject to any lien, obligation or liability of the Employee to any third party. This Option shall not be transferable to any third party by the Employee otherwise than by will or the laws of descent and distribution, and this Option shall be exercisable, during the lifetime of the Employee, only by the Employee; provided, however, that the Employee will be entitled to designate a beneficiary or beneficiaries to exercise his rights under this Option upon the death of Employee, in the manner and to the extent permitted by the Committee under


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Rules and Regulations adopted by the Committee under the Plan, and the Committee may permit transfers otherwise to the extent permitted under Section 10(b) of the Plan.

11. Investment Representation

     Unless, at the time of any exercise of this Option, the issuance and delivery of Shares hereunder to the Employee is registered under a then-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and complies with all applicable registration requirements under state securities laws, the Employee shall provide to the Company, as a condition to the valid exercise of this Option and the delivery of any certificates representing Shares, appropriate evidence, satisfactory in form and substance to the Company, that he is acquiring the Shares for investment and not with a view to the distribution of the Shares or any interest in the Shares, and a representation to the effect that the Employee shall make no sale or other disposition of the Shares unless (i) the Company shall have received an opinion of counsel satisfactory to it in form and substance that such sale or other disposition may be made without registration under the then-applicable provisions of the Securities Act, the related rules and regulations of the Securities and Exchange Commission, and applicable state securities laws and regulations, or (ii) the sale or other disposition of the Shares shall be registered under a currently effective registration statement under the Securities Act of 1933 and complies with all applicable registration requirements under state securities laws. The certificates representing the Shares may bear an appropriate legend giving notice of the foregoing restriction on transfer of the Shares, and any other restrictive legend deemed necessary or appropriate by the Committee.

12. Employee Bound by Plan

     The Employee hereby acknowledges receipt of the attached copy of the Plan and agrees to be bound by all the terms and provisions thereof (as presently in effect or hereafter amended), and by all decisions and determinations of the Committee thereunder.

13. Miscellaneous

     This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Option, and supersedes any prior agreements or documents with respect to the Option. No amendment, alteration, suspension, discontinuation or termination of this Agreement which may impose any additional obligation upon the Company or impair the rights of the Employee with respect to the Option shall be valid unless in each instance such amendment, alteration, suspension, discontinuation or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by the Employee.

                                               CHARMING SHOPPES, INC.



                                               BY:_____________________________
                                                      (Authorized Officer)


                                               EMPLOYEE:



                                               ________________________________

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